Exhibit 4(a)



                CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS,
 PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET
   FORTH IN THE ARTICLES OF INCORPORATION OR IN ANY AMENDMENT THERETO OF THE
        SERIES VIII FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK
                                       OF

                          FLEET FINANCIAL GROUP, INC.

                              -------------------

                      PURSUANT TO SECTION 7-1.1-15 OF THE
                     RHODE ISLAND BUSINESS CORPORATION ACT

                              -------------------

    We, the undersigned, William C. Mutterperl and Marc C. Leslie, the Senior Vice President and the Assistant Secretary, respectively, of FLEET FINANCIAL GROUP, INC., a Rhode Island corporation (hereinafter called the "Corporation"), DO HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly convened and held on August 21, 1996, at which a quorum was present and acting throughout.

    "RESOLVED, that pursuant to authority conferred upon the Board of Directors (the "Board") of Fleet Financial Group, Inc., a Rhode Island corporation (the "Corporation"), by the Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), of the Corporation, the Board hereby creates a series of Preferred Stock of the Corporation to consist of 200,000 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation which are applicable to the Preferred Stock of all classes or series) as follows:

    (a) Designation. The designation of the series of Preferred Stock shall be "Series VIII Fixed/Adjustable Rate Noncumulative Preferred Stock" (hereinafter called this "Series") and the number of shares constituting this Series is Two Hundred Thousand (200,000).

    (b) Dividend Rate.

        (1) The holders of shares of this Series shall be entitled to receive dividends thereon at a rate of 6.59% per annum computed on the basis of an issue price thereof of $250 per share, and no more, payable quarterly out of the funds of the Corporation legally available for the payment of dividends. Such dividends shall be payable, when, as and if declared by the Board, on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 1997 (a "Dividend Payment Date") through October 1, 2001. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board. The rights of holders of this Series shall be noncumulative. Accordingly, if the Board fails to declare a dividend on this Series payable on a Dividend Payment Date, then holders of this Series will have no right to receive a dividend in respect of the dividend period ending on such Dividend Payment Date, and the Corporation will have no obligation to pay dividends accrued for such period, whether or not dividends on this Series are declared payable on any future Dividend Payment Date.

        After October 1, 2001, dividends on this Series will be payable quarterly, as, if and when declared by the Board or a duly authorized committee thereof on each Dividend Payment Date at the Applicable Rate from time to time in effect. The Applicable Rate per annum for any dividend period beginning on or after October 1, 2001 will be equal to .45% plus the highest of the Treasury

    Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below under "Adjustable Rate Dividends"), as determined in advance of such dividend period. The Applicable Rate per annum for any dividend period beginning on or after October 1, 2001 will not be less than 7.0% nor greater than 13.0% (without taking into account any adjustments as described below in subsection (3) of this Section (b)).

        (2) Except as provided below in this paragraph, the "Applicable Rate" per annum for any dividend period beginning on or after October 1, 2001 will be equal to .45% plus the Effective Rate (as defined below), but not less than 7.0% nor greater than 13.0% (without taking into account any adjustments as described below in subsection (3) of this Section (b)). The "Effective Rate" for any dividend period beginning on or after October 1, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such dividend period. In the event that the Corporation determines in good faith that for any reason:

           (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Effective Rate for such dividend period will be equal to the higher of whichever two of such rates can be so determined;

           (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for such dividend period will be equal to whichever such rate can be so determined; or

           (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for the preceding dividend period will be continued for such dividend period.

        Except as described below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury Bill Rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

        Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

        Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the

    Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

        The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

        The Applicable Rate with respect to each dividend period beginning on or after October 1, 2001 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of this Series.

        As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years.)

        (3) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable per share of this Series for dividend payments made on or after the date of enactment of such change shall be increased by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                               1 - .35 (1 - .70)
                              -------------------
                               1 - .35 (1 - DRP)

        For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of independent recognized tax counsel or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on shares of this Series, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation shall be final and not subject to review.

        If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a dividend payable on a Dividend Payment Date has been declared, the amount of dividend payable on such Dividend Payment Date will not be increased; but instead, an amount, equal to the excess of
    (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Corporation on such Dividend Payment Date, will be payable to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

        In addition, if prior to March 31, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on shares of this Series (each an "Affected Dividend Payment Date"), the Corporation will pay (if declared) additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of
    (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applied to each Affected Dividend Payment Date) and (y) the dividends paid by the Corporation on each Affected Dividend Payment Date.

        Additional Dividends will not be paid in respect of the enactment of any amendment to the Code on or after March 31, 1997, which retroactively reduces the Dividends Received Percentage, or if prior to March 31, 1997, such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Corporation will only make one payment of Additional Dividends.

        In the event that the amount of dividend payable per share of this Series shall be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to each holder of record of the shares of this Series at such holder's address as the same appears on the stock register of the Corporation.

        (4) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods). When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other preferred stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other class or series of preferred stock of the Corporation ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other preferred stock shall in all cases bear to each other the same ratio that dividends per share on the shares of this Series for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods) and such other preferred stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full dividends for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods), as herein provided, on this Series.

        (5) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in subsection (4) of this Section (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the dividends on all outstanding shares of this Series shall have been paid for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods).

        (6) Dividends payable on this Series for any period, including the period from the original issue of such shares until January 1, 1997, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

    (c) Redemption.

        (1) (A) The shares of this Series shall not be redeemable prior to October 1, 2001. On and after October 1, 2001, the Corporation, at its option, may redeem shares of this Series, in whole or in part, at any time or from time to time, at a redemption price of $250 per share, plus accrued and unpaid dividends thereon for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods) to the date fixed for redemption.

        (B) In the event that fewer than all the outstanding shares of this Series are to be redeemed pursuant to subsection (1)(A), the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board or by any other method as may be determined by the Board in its sole discretion to be equitable.

        (2) (A) Notwithstanding subsection (1) above, if the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the shares of this Series payable on any Dividend Payment Date will be or is adjusted upwards as described in Section (b)(2) above, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of this Series; provided, that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40% or less, the Corporation sends notice to holders of shares of this Series of such redemption in accordance with subsection (3) below.

        (B) Any redemption of this Series in accordance with this subsection (2) shall be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends thereon for the then-current dividend period (without accumulation of accured and unpaid dividends for prior dividend periods) to the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any.

REDEMPTION PERIOD                                              REDEMPTION PRICE
- ------------------------------------------------------------   ----------------
October 1, 1996 to September 30, 1997.......................       $ 262.50
October 1, 1997 to September 30, 1998.......................         260.00
October 1, 1998 to September 30, 1999.......................         257.50
October 1, 1999 to September 30, 2000.......................         255.00
October 1, 2000 to September 30, 2001.......................         252.50
On or after October 1, 2001.................................         250.00

        (3) In the event the Corporation shall redeem shares of this Series pursuant to subsections (1) or (2) above, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

        (4) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption under either subsection (1) or (2) above shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (d) Liquidation Rights.

        (1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of this Series upon liquidation, the amount of $250 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid for the then-current dividend period (without accumulation of accrued and unpaid dividends for prior dividend periods) to the date of final distribution.

        (2) Neither the sale of all or substantially all the property or business of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (d).

        (3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (d), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

        (4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (d), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

    (e) Conversion or Exchange. The holders of shares of this Series shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

    (f) Voting. The shares of this Series shall not have any voting powers, either general or special, except that:

        (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions thereof, or any similar document relating to any series of Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of this Series;

        (2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting, increasing or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

        (3) If, at the time of any annual meeting of stockholders for the election of directors, a default in preference dividends on any series of the Preferred Stock or any other class or series of preferred stock of the Corporation (other than any other class or series of the Corporation's preferred stock expressly entitled to elect additional directors to the Board by a vote separate and distinct from the vote provided for in this paragraph (3) ("Voting Preferred")) shall exist, the number of directors constituting the Board shall be increased by two (without duplication of any increase made pursuant to the terms of any other class or series of the Corporation's preferred stock other than any Voting Preferred) and the holders of the Corporation's preferred stock of all classes and series (other than any such Voting Preferred) shall have the right at such meeting, voting together as a single class without regard to class or series, to the exclusion of the holders of Common Stock and the Voting Preferred, to elect two directors of the Corporation to fill such newly created directorships. Such right of the holders of this Series shall continue until dividends on this Series have been paid or declared and set apart for payment regularly for at least one year and until there are no dividends in arrears upon shares of any class or series of the Corporation's preferred stock ranking prior to or on a parity with shares of this Series as to dividends (other than any Voting Preferred). Each director elected by the holders of shares of any series of the Preferred Stock or any other class or series of the Corporation's preferred stock in an election provided for by this paragraph
    (3) (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of the Corporation's preferred stock entitled to have originally voted for such director's election, voting together as a single class without regard to class or series, at a meeting of the stockholders, or of the holders of shares of the Corporation's preferred stock, called for that purpose. So long as a default in any preference dividends on any series of the Preferred Stock or any other class or series of preferred stock of the Corporation shall exist (other than any Voting Preferred) (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of the Corporation's preferred stock entitled to have originally voted for the removed director's election, voting together as a single class without regard to class or series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid shall be deemed for all purposes hereto to be a Preferred Director.

        Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board shall be reduced by two. For purposes hereof, a "default in preference dividends" on any series of the Preferred Stock or any other class or series of preferred stock of the Corporation shall be deemed to have occurred whenever the amount of accrued, or in the case of noncumulative preferred stock, unpaid dividends upon such class or series of the Corporation's preferred stock shall be equivalent to six full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all such shares of the Corporation's cumulative preferred stock of each and every series then outstanding (other than any Voting Preferred or shares of any class or series ranking junior to shares of this Series as to dividends) shall have been paid to the end of the last preceding quarterly dividend period and in the case of noncumulative preferred stock, until dividends on this Series have been paid or declared and set apart for payment regularly for at least one year.

    (g) Reacquired Shares. Shares of this Series which have been issued and reacquired through redemption or purchase shall, upon compliance with an applicable provision of the Rhode Island Business Corporation Act, have the status of authorized and unissued shares of Preferred Stock and may be reissued but only as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board.

    (h) Relation to Existing Preferred Classes of Stock. Shares of this Series are equal in rank and preference with all other series of the Preferred Stock outstanding on the date of original issue of the shares of this Series and are senior in rank and preference to the Common Stock and the Cumulative Participating Junior Preferred Stock of the Corporation.

    (i) Relation to Other Preferred Classes of Stock. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

        (1) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

        (2) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

        (3) junior to the shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

    IN WITNESS WHEREOF, this Certificate has been made under the seal of Fleet Financial Group, Inc., and has been signed by the undersigned, William C. Mutterperl, its Senior Vice President, and Marc C. Leslie, its Assistant
Secretary, respectively, this   day of          1996.

                                          FLEET FINANCIAL GROUP, INC.

[SEAL]

                                          By  /s/ WILLIAM C. MUTTERPERL
                                             ...................................
                                                  (Senior Vice President)

                                          By  /s/ MARC C. LESLIE
                                             ...................................
                                                   (Assistant Secretary)

STATE OF MASSACHUSETTS
COUNTY OF SUFFOLK

    In said County and State on this   day of          1996, personally appeared
before me William C. Mutterperl and Marc C. Leslie, the Senior Vice President and Assistant Secretary, respectively, of Fleet Financial Group, Inc., to me known and known by me to be the parties executing the foregoing instrument, and they acknowledged said instrument by them executed to be their free act and deed and the free act and deed of said Fleet Financial Group, Inc.

                                          By
                                             ...................................
                                                       Notary Public

                                                   My Commission Expires:

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